                             [QUANTA LOGO OMITTED]

                                                Media Contact: Michael J. Murphy
                                                               (441) 294-6380

                                         Investor Contact: John S. Brittain, Jr.
                                                               (441) 294-6350

                        QUANTA CAPITAL HOLDINGS ANNOUNCES
                        HURRICANE CHARLEY LOSS ESTIMATES

     Hamilton, Bermuda - August 23, 2004 -- Quanta Capital Holdings Ltd.
(NASDAQ: QNTA), a company that provides specialty insurance, reinsurance, and risk consulting services through its affiliated companies, announced today that, based on initial loss information and modeling estimates, it expects to incur net after tax losses of between $12 million and $18 million in the third quarter of 2004. Preliminary estimates of industry insured losses resulting from hurricane Charley have been reported in the range from $6 billion to $9 billion.
Both of these estimates were developed using, among other things, modeling techniques and, accordingly, it is possible that actual losses incurred by the industry and by the Company from hurricane Charley may vary from these estimates.

ABOUT QUANTA CAPITAL HOLDINGS LTD.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United
Kingdom, Ireland and the United States, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, including the effect of claims resulting from hurricane Charley on the Company's results of operations. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Among other things, these forward looking statements could be affected by the number of insured's affected by the hurricane, the information provided to the
Company's with respect to these losses, the amount and timing of losses actually incurred and reported by insureds to insurers and subsequently, to reinsurers such as the Company, the preliminary nature of information received to date, and the amount and timing of reinsurance recoverables and reimbursements actually received. These factors are detailed in the company's filings with the U.S.
Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.

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